Exhibit 10 (e)

          FIRST  AMENDMENT
               TO
         OWENS & MINOR, INC.

      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
          Effective July 30, 1996

1. Section 1.05 of the Plan is amended by deleting "the
Compensation Committee" and inserting therefor the Compensation and Benefits Committee.

2. Section 1.10 of the Plan is amended by inserting or C in the second and third lines following "or B".

3. Section 1.13 of the Plan is amended by inserting and a Schedule C Participant at the end of the second sentence.

4. Section 1.18 of the Plan is amended by deleting the second sentence thereof.

5. A new Section 1.18a is added that reads:

   1.18a. Schedule C Participant means a Participant who is listed on Schedule C of the Plan.

6. Subsection (ii) of Section 3.01 of the Plan is amended by inserting and (z) the defined benefit pension plan(s) benefit(s) of any other prior employer or employers at the end of the Sub-section.

7. Subsection (ii)(y) of Section 3.02 the Plan is amended by inserting and (z) the defined benefit pension plan(s) benefit(s) of any other prior employer or employers at the end of the Sub-section.

8. Section 3.02 of the Plan is amended by inserting and 45% with respect to the Normal Retirement Allowance of a Schedule C Participant at the end of the last sentence thereof.

9. Section 4.03 of the Plan is amended by inserting on behalf of a Schedule C Participant at the end of the Section.

With the exception of the above amendments, no other change in the Plan is hereby made and the Plan in all other respects is hereby ratified and confirmed.

These amendments shall take effect on the 30th day of July, 1996.